                                  SCHEDULE 14A
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934
                                 (Amendment No.)

Filed by the Registrant                                                      [X]
Filed by a party other than the Registrant                                   [ ]

Check the appropriate box:

[ ]   Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]   Definitive Proxy Statement

[ ]   Definitive Additional Materials

[ ]   Soliciting Material Pursuant to Section 240.14a-11(c) or Section
      240.14a-12

                        PRINCETON NATIONAL BANCORP, INC.
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                ------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement,
                            if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1)   Title of each class of securities to which transaction applies:

            ____________________________________________________________________

      (2)   Aggregate number of securities to which transaction applies:

            ____________________________________________________________________

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):______
            ____________________________________________________________________

      (4)   Proposed maximum aggregate value of transaction:____________________

      (5)   Total fee paid:_____________________________________________________

[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.

      Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)   Amount Previously Paid:_____________________________________________

      (2)   Form, Schedule or Registration Statement:___________________________

      (3)   Filing Party:_______________________________________________________

      (4)   Date Filed:_________________________________________________________

                                [PRINCETON LOGO]

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 26, 2005

Dear Shareholder:

      The Annual Meeting of Shareholders of Princeton National Bancorp, Inc., a Delaware corporation, will be held at The Galleria, 1659 North Main Street, Princeton, Illinois, on Tuesday, April 26, 2005 at 10:00 a.m., for the purpose of considering and voting upon:

      (1)   the election of three directors for a term of three years;

      (2) such other business as may properly come before the meeting or any adjournment thereof.

      Shareholders of record at the close of business on February 28, 2005 will be entitled to notice of, and to vote at, the meeting.

      The Company's Annual Report to Shareholders for the year ended December 31, 2004 is enclosed.

IMPORTANT! TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING, PLEASE VOTE, SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED. NO POSTAGE IS REQUIRED IF THE PROXY IS MAILED IN THE UNITED STATES.

                                           /s/ Lou Ann Birkey
                                           Lou Ann Birkey
                                           Vice President - Investor Relations
                                           and Corporate Secretary

March 15, 2005

                               [PRINCETON LOGO]

                                 PROXY STATEMENT

      This Proxy Statement and the accompanying proxy are being furnished in connection with the solicitation of proxies by the Board of Directors of Princeton National Bancorp, Inc. (the "Company") (NASDAQ: PNBC) from holders of the Company's outstanding shares of common stock, par value $5.00 per share (the "Common Stock"), for use at the 2004 Annual Meeting of Stockholders (the "Annual Meeting") to be held on April 26, 2005 at 10:00 a.m. at The Galleria, 1659 North Main Street, Princeton, Illinois, or at any adjournment thereof, for the purposes set forth in the accompanying Notice of Meeting and in this Proxy Statement. The Company will bear the costs of soliciting proxies from its stockholders. In addition to soliciting proxies by mail, directors, officers and employees of the Company, without receiving additional compensation therefor, may solicit proxies by telephone or in person. This Proxy Statement and form of proxy are first being mailed to the Company's stockholders on or about March 15, 2005.

VOTING AT THE ANNUAL MEETING

      The close of business on February 28, 2005 has been fixed as the record date for the determination of stockholders of the Company entitled to notice of, and to vote at, the Annual Meeting. As of the close of business on that date, 3,058,967 shares of Common Stock were outstanding and are entitled to vote at the Annual Meeting.

      Each proxy that is properly voted, signed and received prior to the Annual Meeting will, unless such proxy has been revoked, be voted in accordance with the instructions on such proxy. If no instructions are indicated, proxies will be voted "for" the approval of the proposals described in this Proxy Statement and "for" the election of all nominees named in the Proxy Statement. If any other matters properly come before the Annual Meeting, the persons named as proxies will vote upon such matters according to their judgment. Any stockholder has the right to revoke a proxy at any time prior to its exercise at the Annual Meeting. A proxy may be revoked by properly executing and submitting to the Company a later-dated proxy or by mailing written notice of revocation to Princeton National Bancorp, Inc., 606 South Main Street, Princeton, Illinois 61356, Attention: Lou Ann Birkey, Vice President - Investor Relations and Corporate Secretary. A stockholder may also revoke a proxy by appearing at the Annual Meeting and voting in person. Proxies are valid only for the meeting specified therein or any adjournment of such meeting.

      A quorum of stockholders is necessary to take action at the Annual Meeting. A majority of the outstanding shares of Common Stock, represented in person or by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the judges of election appointed for the meeting. The judges will determine whether a quorum is present and will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Under certain circumstances, a broker or other nominee may have discretionary authority to vote shares of Common Stock, if instructions have not been received from the beneficial owner or other person entitled to vote. If a broker or other nominee indicates on the proxy that it does not have instructions or discretionary authority to vote certain shares of Common Stock on a particular matter (a "broker non-vote"), those shares will be considered as present for purposes of determining whether a quorum is present, but will not have the effect of votes for or against any proposal.

      Under Proposal 1, the three nominees for director who receive the greatest number of votes cast in person or by proxy at the Annual Meeting shall be elected directors of the Company.

      Shares of Common Stock of the Company will be voted as specified. If no specification is made, shares will be voted FOR the nominees for director named below, and IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES as to any other matters which may properly come before the meeting.

                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

      The Company's Board of Directors is currently composed of twelve directors who are divided into three classes. One class is elected each year for a three-year term. At the Annual Meeting, Messrs. Grubb, Pietsch and Wesner will be nominated to serve in Class I until the Annual Meeting of Stockholders to be held in 2008 and until their successors have been duly elected and qualified.

      All of the nominees are currently serving as directors of the Company. Each of the nominees has agreed to serve as a director, if elected, and the Company has no reason to believe that any nominee will be unable to serve. In the event of the refusal or inability of any nominee for director of the Company to serve as a director, the persons named in the accompanying form of proxy shall vote such proxies for such other person or persons as may be nominated as directors by the Board of Directors of the Company, unless the number of directors shall have been reduced by the Board.

      All of the nominees and directors continuing in office also served on the Board of Directors of the Company's wholly-owned subsidiary, Citizens First National Bank ("Citizens Bank") during 2004.

      The Board of Directors unanimously recommends that stockholders vote "FOR" the election of the three nominees listed below.

 NAME AND AGE AT        POSITION, PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE AND
 DECEMBER 31, 2004      DIRECTORSHIP

                         CLASS I DIRECTORS - NOMINEE FOR THREE YEAR TERMS EXPIRING IN 2008

Donald E. Grubb, 64     Director since 1991. President of Grubb Farms, Inc., a
                        farming operation. Also a member of the Company's
                        Executive Committee.

Ervin I. Pietsch, 63    Director since 1994. Retired Vice President, Ideal
                        Industries, Inc., a manufacturer of electrical test equipment.

Craig O. Wesner, 63     Director since 1997. General Manager of Ag View FS,
                        Inc., a farm supply cooperative. Also a member of the Company's Executive Committee.

                              CLASS II DIRECTORS - TERMS EXPIRE IN 2006

Gary C. Bruce, 52       Director since 2001. Owner of Bruce Jewelers.

John R. Ernat, 56       Director since 1994. Partner in I. Ernat & Sons, a
                        farming operation.

Thomas M. Longman, 53   Director since 1991. President of DBP, Inc., a supplier
                        of business forms and office products.

Tony J. Sorcic, 51      Director since 1986. President and Chief Executive
                        Officer of the Company since January 1997. Also a member of the Executive Committee. President and Chief
                        Executive Officer of Citizens First National Bank since
                        1995.

                              CLASS III DIRECTORS - TERMS EXPIRE IN 2007

Daryl Becker, 67        Director since 2002. Owner of Beck Oil Company. Also a
                        member of the Audit Committee.

Sharon L. Covert, 61    Director since 2001. Secretary/Treasurer of Covert
                        Farms, Inc., a farming operation.

Mark Janko, 49          Director since 2002. Owner and President of Janko Realty
                        and Development, a real estate development company.

James B. Miller, 49     Director since 2000. Executive Vice President of the
                        Company since January 1997. Executive Vice President of
                        Citizens First National Bank since 1996.

Stephen W. Samet, 60    Director since 1986. President and General Manager of
                        WZOE, Inc., a commercial radio broadcasting company.
                        Also a member of the Company's Audit and Executive
                        Committees.

             SECURITY OWNERSHIP OF DIRECTORS, NOMINEES FOR DIRECTOR,
   MOST HIGHLY COMPENSATED EXECUTIVE OFFICERS AND ALL DIRECTORS AND EXECUTIVE
                              OFFICERS AS A GROUP

      The number and percentage of shares of Common Stock beneficially owned as of February 28, 2005 are listed below for each executive officer and director of the Company. Except as set forth below, the nature of each director's beneficial ownership is sole voting and investment power.

                           AMOUNT AND NATURE          PERCENT OF
                        OF BENEFICIAL OWNERSHIP      COMMON STOCK
                        -----------------------      ------------
Daryl Becker                   6,001.000(1)                *
Gary C. Bruce                  7,501.000(2)                *
Sharon L. Covert               7,184.000(3)                *
John R. Ernat                 14,408.888(4)                *
Donald E. Grubb               17,195.000(5)                *
Mark Janko                     6,395.000(6)                *
Thomas M. Longman             19,962.214(7)                *
James B. Miller               20,531.265(8)                *
Ervin I. Pietsch              16,650.833(9)                *
Stephen W. Samet              18,662.630(10)               *
Tony J. Sorcic                61,704.235(11)              2.02%
Craig O. Wesner               15,695.000(12)               *

* Less than 1%

All directors and executive officers (15 persons) of the Company and/or subsidiary bank, as a group, beneficially own 219,921.541 shares of Common Stock, or 7.19% of the outstanding Common Stock.

(1) Includes 2,001 exercisable stock options.

(2) Includes 3,501 exercisable stock options.

(3) Includes 526 shares held by her husband; and 4,168 exercisable stock options.

(4) Includes 300 shares held by his wife; and 3,501 exercisable stock options.

(5) Includes 1,237 shares held by his wife; and 667 exercisable stock options.

(6) Includes 2,001 exercisable stock options.

(7) Includes 1,753.333 shares held by his wife; and 4,501 exercisable stock options.

(8) Includes 6,735 exercisable stock options.

(9) Includes 5,501 exercisable stock options.

(10) Includes 364 shares held by his wife; and 5,501 exercisable stock options.

(11) Includes 2,435.15 shares held by his wife; 1,186.06 shares held by his sons; and 36,001 exercisable stock options.

(12) Includes 200 shares held by his wife; and 4,501 exercisable stock options.

BOARD OF DIRECTORS' MEETINGS AND COMMITTEES

      The Board of Directors held 10 meetings during 2004. The Board of Directors has an Executive Committee, an Audit Committee, and an ad hoc Nominating Committee. Each director of the Company attended at least 75% of the meetings of the Board of Directors and the Committees on which he or she served. The Board of Directors has determined that each of Messrs. Becker, Bruce, Ernat, Grubb, Longman, Pietsch, Samet, Wesner and Ms. Covert are independent as independence is defined in the National Association of Securities Dealers'
(NASD) listing standards, as those standards have been modified or supplemented. The Board of Directors has determined that Mr. Janko is not independent as independence is defined in the National Association of Securities Dealers'
(NASD) listing standards, as those standards have been modified or supplemented.

Executive Committee

      The Executive Committee is authorized, to the extent permitted by law, to act on behalf of the Board of Directors of the Company in the interim between meetings of the Board. Directors Donald E. Grubb, Tony J. Sorcic, Stephen W. Samet and Craig O. Wesner are members of the Executive Committee. The Committee did not meet in 2004.

Audit Committee

      The Audit Committee has the responsibility for reviewing the scope of internal and external audit procedures, reviewing the results of internal and external audits conducted with respect to the Company and Citizens Bank and periodically reporting such results to the Board of Directors. Directors Daryl Becker, Gary Bruce and Stephen W. Samet are members of the Audit Committee. The Committee met 9 times during 2004.

Nominating Committee

      The Board of Directors has an ad hoc Nominating Committee. The Nominating Committee identifies individuals to become board members and selects, or recommends for the board's selection, director nominees to be presented for stockholder approval at the annual meeting of stockholders or to fill any vacancies. During the fiscal year ended December 31, 2004, the Nominating Committee did not hold any meetings.

      The Board of Directors has adopted a written charter for the Nominating Committee, which was included as an appendix to our 2004 Proxy Statement. When formed, it is anticipated that each of the members of the Nominating Committee will be independent as independence is defined in the National Association of Securities Dealers' listing standards, as those standards have been modified or supplemented.

      The Nominating Committee's policy is to consider director candidates recommended by stockholders. Such recommendations must be made pursuant to timely notice in writing to:

                        Princeton National Bancorp, Inc.
                              606 South Main Street
                            Princeton, Illinois 61356
                               Attention: Chairman

      The Nominating Committee has not established specific, minimum qualifications for recommended nominees or specific qualities or skills for one or more of the directors to possess. The Nominating Committee will use a subjective process for identifying and evaluating nominees for director, based on the information available to, and the subjective judgments of, the members of the Nominating Committee, and the Company's then current needs. Although the Committee does not believe there would be any difference in the manner in which it evaluates nominees based on whether the nominee is recommended by a stockholder, historically, nominees have been existing directors or business associates of our directors or officers.

      The Board of Directors of Citizens Bank held 13 meetings during 2004. The Board of Directors of Citizens Bank has Auditing & Accounting, Trust Auditing & Accounting, Loan, Trust & Farm Management, Marketing & Sales Management, CRA & Compliance, Personnel Policy & Salary, Executive, and Funds Management Committees. The Committees collectively held a total of 53 meetings during 2004. Each director of Citizens Bank attended at least 75% of the meetings of the Board of Directors and the Committees on which he served.

CODE OF ETHICS

      The Company has adopted a Code of Ethics that applies to all of the employees, officers and directors, including the principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Code of Ethics contains written standards that the Company believes are reasonably designed to deter wrongdoing and to promote:

      - Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

      - Full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with, or submits to, the Securities and Exchange Commissions and in other public communications the Company makes;

      -     Compliance with applicable governmental laws, rules and regulations;

      - The prompt internal reporting of violations of the Code to an appropriate person or persons named in the Code; and

      -     Accountability for adherence to the Code.

      This Code of Ethics is attached to the Annual Report on Form 10-K for the fiscal year ended December 31, 2004 as Exhibit 14. The Company will provide to any person without charge, upon request, a copy of our Code of Ethics. Requests for a copy of the Company's Code of Ethics should be made to the Secretary at 606 South Main Street, Princeton, Illinois 61356. The Company intends to satisfy the disclosure requirement under Item 10 of Form 8-K regarding an amendment to, or a waiver from, a provision of the Code of Ethics that applies to the principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, and that relates to any element of the Code definition enumerated in Securities and Exchange Commission, Regulation S-K, Item 406(b) by posting such information on our Web site at http://www.citizens1st.com within five business days following the date of the amendment or waiver.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD

      The Board of Directors has a process for stockholders to send communications to the Board of Directors or its Audit Committee, including complaints regarding accounting, internal accounting controls or auditing matters. Communications may be sent to the Board of Directors, its Audit Committee or specific directors by regular mail to the attention of the Board of Directors, its Audit Committee or specific directors at the principal executive office at 606 South Main Street, Princeton, Illinois 61356. All of these communications will be reviewed by our Secretary (1) to filter out communications that our Secretary deems are not appropriate for our directors, such as "spam" and communications offering to buy or sell products or services, and (2) to sort and relay the remainder to the appropriate directors. We encourage all of our directors to attend the Annual Meeting of Stockholders, if possible. All 12 of our directors attended the 2004 Annual Meeting of Stockholders.

COMPENSATION OF DIRECTORS

      Each director of the Company who is not also an employee of the Company or an employee or director of Citizens Bank received a $250 fee for each Board meeting attended and a $2,000 retainer. Each director of the Company who is also a director of Citizens Bank and who is not an employee of the Company or Citizens Bank received a $100 fee for each Board meeting of the Company attended in 2004. Each director of the Company, other than Ms. Covert and Messrs. Ernat and Janko, was also a director of Citizens Bank during 2004. In addition, in 2004, each non-employee director of the Company was awarded a grant of 2,000 stock options under the Princeton National Bancorp, Inc. 2003 Stock Option Plan. The options vest over three years at a rate of one-third per year, have an exercise price of $28.83 (the average of the bid and ask price on grant date) and expire on December 31, 2014.

      During 2004, each director of Citizens Bank who is not also an employee was paid a retainer ($13,750 per annum) plus a fee for each Board and Committee meeting attended. Each director of Citizens Bank who is not also an employee, other than the Chairman of the Board, received a $100 fee for each Citizens Bank Board meeting and a $50 fee for each Committee meeting attended in 2004. The Chairman of the Board of Citizens Bank received a $200 fee for each Board meeting attended and a $100 fee for each Committee meeting attended in 2004.

                             EXECUTIVE COMPENSATION

SUMMARY

      The following table summarizes compensation for services to the Company and Citizens Bank for the years ended December 31, 2004, 2003 and 2002 paid to, or earned by, the Chief Executive Officer of the Company and the other executive officers of the Company and/or Subsidiary Bank whose salary and bonus exceeded $100,000 for the year ended December 31, 2004:

SUMMARY COMPENSATION TABLE

       Name and
       Principal                               Annual                                          Long-Term
       Position            Year             Compensation                                      Compensation
------------------------   ----    ----------------------------------    ------------------------------------------------------
                                                                                    Awards                    Payouts
                                                                         ---------------------------    -----------------------
                                                             Other                      Securities
                                                            Annual       Restricted     Underlying       LTIP       All Other
                                   Salary      Bonus     Compensation      Stock       Options/SARS     Payouts    Compensation
                                    ($)         ($)         ($)(1)         Awards          (#)            ($)         ($)(2)
                                   -------     ------    ------------    ----------    -------------    -------    ------------
Tony J. Sorcic             2004    256,173     86,568        ---            ---            20,000         ---         15,596
President and Chief        2003    248,740     88,143                                      20,000                     15,397
Executive Officer          2002    241,496     72,462                                      20,000                     15,892

James B. Miller            2004    146,371     43,514        ---            ---             4,000         ---         13,058
Executive Vice President   2003    142,139     50,036                                       4,000                     13,109
                           2002    138,018     35,696                                       4,000                     12,238
Robert B. Schneider        2004     97,056     12,007        ---            ---             2,000         ---          8,969
Senior Vice President      2003     95,165     16,819                                       2,000                      8,639
& Chief Fiduciary          2002     93,288      9,894                                       2,000                      8,002
Administrative Officer

Todd D. Fanning            2004     94,572     29,223        ---            ---             2,000         ---          8,834
Vice President & CFO(3)    2003     91,659     32,413                                       2,000                      8,262

Jacqualyn L. Funderberg    2004     76,320     23,912        ---            ---             2,000         ---          6,598
Senior Vice President -
Consumer Banking(4)

(1) Due to the small level of the amounts paid, they are not required to be reported.

(2) The compensation reported represents Company matching contributions to the Company 401(k) Plan and Company contributions to the Profit Sharing Plan.

(3)   Information on the years prior to 2003 is not required to be included.

(4)   Information on the years prior to 2004 is not required to be included.

      The following tables present information about stock options granted to executive officers (of the Company and/or Subsidiary Bank) in 2004 and information about options held by such officers as of December 31, 2004:

                              INDIVIDUAL GRANTS (1)

                                      % OF TOTAL
                        NUMBER OF       OPTIONS                      EXERCISE
                         OPTIONS       GRANTED TO      FMV AT         PRICE       EXPIRATION
      NAME             GRANTED (2)     EMPLOYEES     GRANT DATE    (PER SHARE)       DATE
-------------------    -----------    -----------    ----------    -----------    ----------
Tony J. Sorcic            20,000         36.76%        $28.83         $28.83       12/31/14
James B. Miller            4,000          7.35%        $28.83         $28.83       12/31/14
Robert B. Schneider        2,000          3.68%        $28.83         $28.83       12/31/14
Todd D. Fanning            2,000          3.68%        $28.83         $28.83       12/31/14
Jacqualyn L.               2,000          3.68%        $28.83         $28.83       12/31/14
Funderberg

                      POTENTIAL REALIZABLE VALUE AT ASSUMED
                    ANNUAL RATES OF STOCK PRICE APPRECIATION
                         FOR OPTION TERM (10 YEARS) (3)

                                           5%                               10%
                           -----------------------------    -----------------------------
                                              AGGREGATE                        AGGREGATE
                           POTENTIAL PRICE    POTENTIAL     POTENTIAL PRICE    POTENTIAL
                            PER SHARE AT      REALIZABLE      PER SHARE AT     REALIZABLE
                             EXPIRATION          VALUE         EXPIRATION        VALUE
                           ---------------    ----------    ---------------    ----------
Tony J. Sorcic                 $46.96          $362,600          $74.78         $919,000
James B. Miller                $46.96          $ 72,520          $74.78         $183,800
Robert B. Schneider            $46.96          $ 36.260          $74.78         $ 91,900
Todd D. Fanning                $46.96          $ 36,260          $74.78         $ 91,900
Jacqualyn L. Funderberg        $46.96          $ 36,260          $74.78         $ 91,900

(1) Options become exercisable over three years at the rate of one-third per year, commencing one year after the date of grant, subject to acceleration in the event of a change in control of the Company.

(2) Options were granted pursuant to a Stock Option Agreement between the Company and Messrs. Sorcic, Miller, Schneider, Fanning and Ms. Funderberg. For more information, see "Compensation Committee Report".

(3) Potential realizable value is presented net of the option exercise price, but before any federal or state income taxes associated with exercise. These amounts reflect certain assumed rates of appreciation set forth in the Securities and Exchange Commission's executive compensation disclosure rules. Actual gains, if any, on stock option exercises depend on future performance of the Common Stock and overall market conditions.

OPTION EXERCISES AND FISCAL YEAR-END VALUES FOR THE YEAR ENDED DECEMBER 31, 2004

                                                                                     VALUE OF UNEXERCISED
                                                       NUMBER OF UNEXERCISED              IN-THE-MONEY
                          SHARES         VALUE             OPTIONS AT                     OPTIONS AT
                       ACQUIRED ON     REALIZED            FY-END (#)                     FY-END ($)
        NAME           EXERCISE (#)      ( $ )     EXERCISABLE/UN-EXERCISABLE    EXERCISABLE/UN-EXERCISABLE(1)
-------------------    ------------    --------    --------------------------    -----------------------------
Tony J. Sorcic            16,000       $264,960           36,001/39,999               $305,045/$53,595
James B. Miller                0       $      0             6,735/7,999               $ 45,903/$10,517
Robert B. Schneider        2,134       $ 23,808             1,867/3,999               $  11,973/$5,355
Todd D. Fanning            1,134       $ 12,836             1,334/4,265               $   5,263/$8,764
Jacqualyn L.                   0       $      0             3,301/3,999               $  27,586/$5,355
Funderberg

(1) The closing price of the Common Stock on December 31, 2004 was $28.80.

EMPLOYMENT AGREEMENTS

      Mr. Sorcic has an employment agreement with the Company, effective October 23, 2000, which provides for his full-time employment in his present capacity at a base compensation of $211,172 per year, or such increased amount as the Board of Directors of Citizens Bank may determine, plus fringe and health and welfare benefits. His term of employment is continuously extended so as to have a remaining term of two years, unless terminated sooner as a result of good cause or for good reason (each as defined in the Agreement).

      Upon certain changes in control of the Company or Citizens Bank, Mr. Sorcic would be entitled to receive a lump sum payment equal to the greater of his monthly salary times twenty-four or the balance of the term under the Agreement (the "Severance Period"). Mr. Sorcic also would be entitled to receive all benefits accrued under any incentive and retirement plan of the Company and, during the Severance Period, he and his dependents would continue to be covered by all welfare plans of the Company.

      Mr. Miller has an employment agreement with the Company, effective January 8, 2003, which provides for his full-time employment in his present capacity at a base compensation of $139,984 per year, or such increased amount as the Board of Directors of Citizens Bank may determine, plus fringe and health and welfare benefits. His term of employment is continuously extended so as to have a remaining term of eighteen months, unless terminated sooner as a result of good cause or for good reason (each as defined in the Agreement).

      Upon certain changes in control of the Company or Citizens Bank, Mr. Miller would be entitled to receive a lump sum payment equal to the greater of his monthly salary times eighteen or the balance of the term under the agreement (the "Severance Period"). Mr. Miller also would be entitled to receive all benefits accrued under any incentive and retirement plan of the Company and, during the Severance Period, he and his dependents would continue to be covered by all welfare plans of the Company.

COMPENSATION COMMITTEE REPORT

      The Company does not have a Compensation Committee of the Board of Directors. During 2004, the Board of Directors established the compensation procedures and policies and determined the compensation of the President and Chief Executive Officer of the Company. The Chief Executive Officer of the Company is also the President of Citizens Bank and, as a result, he receives compensation only from Citizens Bank for services to the Company and Citizens Bank. During 2004, the Directors' Personnel Policy and Salary Committee of Citizens Bank (the "Committee") established the compensation procedures and policies for Citizens Bank. Messrs. Daryl Becker, Stephen W. Samet, and Craig O. Wesner were members of the Committee during 2004. All decisions by the Committee are reviewed and approved by the Board of Directors of Citizens Bank.

      The compensation philosophy and objectives of the Company and Citizens Bank include attracting and retaining the best possible executive talent, motivating executive officers to achieve the performance objectives of the Company and Citizens Bank, rewarding individual performance and contributions, and linking executive and stockholder interests.

      Annual executive compensation consists of two components: base salary and incentive, each of which is intended to complement the other and, taken together, to satisfy the compensation objectives of the Company and Citizens Bank. The Committee annually considers the job performance of the officers and the average salaries as published by the Illinois Bankers Association and the Bank Administration Institute of all of those persons holding comparable positions at comparably-sized bank holding companies and banks, as the case may be, in determining each officer's base salary. The base salaries of the officers are targeted at the average base salary levels of the 75th percentile of the comparative compensation group.

      Variable compensation is awarded to the President and Chief Executive Officer of the Company and the executive officers of Citizens Bank, based upon the performance of the Company and achievement of key measures established and approved by the Directors' Personnel Policy & Salary Committee. The achievements accomplished determine the percentage to be paid as an incentive. As a result of the President and Chief Executive Officer's performance in generating fee income, controlling expenses and identifying opportunities for additional deposit and loan growth, the Company surpassed the goals established for net income, non-interest income as a percentage of average assets, and the efficiency ratio. The Committee determined Mr. Sorcic achieved all of the above-described criteria and was entitled to a bonus of $86,568.

      The long-term incentives utilized are the Princeton National Bancorp, Inc. stock option plans. Eligible participants include all directors and employees of the Company, including the Chief Executive Officer and all executive officers of the Company. The original Stock Option Plan was approved by the stockholders of the Company in 1998 and the 2003 Stock Option Plan was approved by the stockholders in 2003. With respect to options granted in 1999 through 2004, each option period is for ten (10) years and granted options become vested over a three-year period. The number of shares covered by unexercised options held by the executive officers is shown in the table above titled "Option Exercises and Fiscal Year-End Values for the Year Ended December 31, 2004". In the opinion of the Committee and the Board of Directors, the Company's stock option plans promote the alignment of Management and stockholder interests and result in executive officers of the Company being sufficient stockholders to encourage long-term performance and Company growth.

      This report is submitted on behalf of the Board of Directors of the
Company: Daryl Becker, Gary C. Bruce, Sharon L. Covert, John R. Ernat, Donald E. Grubb, Mark Janko, Thomas M. Longman, James B. Miller, Ervin I. Pietsch, Stephen
W. Samet, Tony J. Sorcic and Craig O. Wesner.

COMMON STOCK PRICE PERFORMANCE GRAPH

      The following Common Stock price performance graph compares the monthly change in the Company's cumulative total stockholder returns on its Common Stock, assuming the Common Stock was purchased on December 31, 1999 and sold on December 31, 2004, with the cumulative total return of stocks included in the Russell 3000 and the SNL Midwest Bank Stock Index for the same period. The amounts shown assume the reinvestment of dividends.

                        PRINCETON NATIONAL BANCORP, INC.

                              [PERFORMANCE GRAPH]

                                                            PERIOD ENDING
                                   -----------------------------------------------------------------
INDEX                              12/31/99    12/31/00    12/31/01   12/31/02   12/31/03   12/31/04
--------------------------------   ---------   --------    --------   --------   --------   --------
Princeton National Bancorp, Inc.     100.00     111.44      157.64     214.84     300.41     313.42
Russell 3000                         100.00      92.54       81.94      64.29      84.25      94.32
SNL Midwest Bank Index               100.00     121.10      123.76     119.39     152.82     172.44

*Source: CRSP, Center for Research in Security Prices, Graduate School of Business, The University of Chicago 2005.

Used with permission. All rights reserved. crsp.com.

SOURCE : SNL FINANCIAL LC, CHARLOTTESVILLE, VA

(C) 2005

      The Company's Common Stock began trading on the NASDAQ Stock Market under the symbol PNBC on May 8, 1992. On December 31, 2004 and February 28, 2005, the Record Date, the closing bid prices for the Common Stock as quoted on NASDAQ Online were $28.81 and $30.13, respectively.

AUDIT COMMITTEE REPORT

      The Company's Audit Committee is currently comprised of three directors (Messrs. Becker, Bruce and Samet). Each of the members of the Audit Committee is independent under the definition contained in Rule 4200(a)(15) of the NASD's listing standards. The Board of Directors has adopted a written charter for the Audit Committee, a copy of which was included as an appendix to the Company's 2004 Proxy Statement.

      In connection with the audited consolidated financial statements contained in the Company's 2004 Annual Report on Form 10-K for the fiscal year ended December 31, 2004, the Audit Committee reviewed and discussed the audited financial statements with Management and KPMG LLP. The Audit Committee discussed with KPMG LLP the matters required to be communicated by Statement on Accounting Standards No. 61 (SAS 61) (Codification of Statements on Auditing Standards, AU ss. 380). The Audit Committee has also received written disclosures from KPMG LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with them their independence.

      Based on the review and discussions, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2004.

   THE AUDIT COMMITTEE

 Daryl Becker                  Gary C. Bruce                    Stephen W. Samet

    AUDIT AND NON-AUDIT FEES

      The following table presents fees for professional audit services rendered by KPMG LLP for the audit of the Company's consolidated financial statements for 2004 and 2003, and fees billed for other services rendered by KPMG LLP:

                                         2004            2003
                                       --------        --------
Audit Fees (1)                         $210,400        $111,500
Audit-related fees (2)                   16,900          17,900
                                       --------        --------
Audit and audit-related fees            227,300         129,400
Tax fees                                      -               -
All other fees                                -           2,000
                                       --------        --------
    Total fees                         $227,300        $131,400
                                       ========        ========

(1) Audit fees include those necessary to perform the annual audit and quarterly reviews of the Company's consolidated financial statements. In addition, audit fees include audit or other attest services required by statute or regulation, such as consents, reviews of SEC filings, and audits of internal control over financial reporting.

(2) Audit-related fees consist principally of fees for recurring and required financial statement audits of the Company's employee benefit plan and other attest services not required by statute or regulation.

     In accordance with Section 10A(i) of the Exchange Act, before KPMG LLP is engaged to render audit or non-audit services, the engagement is approved by the Audit Committee. None of the audit-related or other services described in the table above were approved by the Audit Committee, pursuant to Rule 2-01(c)(7)(i)(C) of Regulation S-X.

      The Audit Committee of the Board of Directors of the Company considers that the provision of the services referenced above to the Company is compatible with maintaining independence of KPMG LLP.

AUDIT COMMITTEE FINANCIAL EXPERT

      While the Board of Directors endorses the effectiveness of the Company's Audit Committee, its membership does not include a director who qualifies for designation as an "audit committee financial expert" - a concept under federal regulation that contemplates such designation only when an audit committee member satisfies all five qualification requirements, such as experience (or "experience actively supervising" others engaged in) preparing, auditing, analyzing or evaluating financial statements presenting a level of accounting complexity comparable to what is encountered in connection with our Company's financial statements.

CERTAIN TRANSACTIONS

      Several of the Company's directors and their affiliates, including corporations and firms of which they are officers or in which they or members of their families have an ownership interest, are customers of Citizens Bank. These persons, corporations and firms have had transactions in the ordinary course of business with Citizens Bank, including borrowings of material amounts, all of which, in the opinion of Management, were on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unaffiliated persons and did not involve more than the normal risk of collectibility or present other unfavorable features. It is the policy of Citizens Bank not to extend credit to executive officers thereof.

      The Company executed an Exclusive Listing Agreement with Janko Realty & Development Company on April 15, 2004. This agreement provided that Janko Realty & Development Company would act as the real estate broker for the sale of the Company's property known as Cedar Creek Subdivision located in Oglesby, Illinois. The property was held in Other Real Estate Owned (OREO) by the Company. The commission rate was 10% on any sale (whether individual lots or the sale of the entire subdivision). The property sold by Janko Realty & Development Company was valued at $879,000. All commissions were at 10%, excluding 4 lots. Other real estate brokers were involved with the sale of 4 lots and Janko Realty and Development Company received only 6% commission on the sale of 3 lots and 6.5% commission on the sale of 1 lot. The total commission paid to Janko Realty & Development Company for the sale of the lots and/or subdivision was $84,667.50.

      On January 20, 2003, the Company authorized Janko Realty & Development Company to assist in identifying land purchases along the Route 47 corridor in Illinois. The Company entered into a purchase agreement on September 30, 2003 for the purchase of land in Aurora, Illinois. The purchase was consummated on June 28, 2004 at a price of $3 million. The seller of the land in Aurora, Illinois paid a 5% commission, which was split between the sellers' real estate broker and Janko Realty & Development Company. Each broker received a 2.5% commission or $75,000.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Based solely upon its review of Forms 3, 4 and 5 and any amendment thereto furnished to the Company pursuant to Rule 16a-3(e) of the Securities Exchange Act of 1934, as amended, and written representations from the directors and executive officers that no other reports were required, the Company is not aware of any director, officer or beneficial holder of 10% of its Common Stock that failed to file any such reports on a timely basis during 2004.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

      As of February 28, 2005, the only persons or groups who are known to the Company to be the beneficial owners of more than 5% of the Common Stock were:

                                             AMOUNT AND NATURE OF
NAME AND ADDRESS OF BENEFICIAL OWNER         BENEFICIAL OWNERSHIP        PERCENT OF CLASS
------------------------------------         --------------------        ----------------
Wellington Management Company, LLP
75 State Street
Boston, MA  02109                                  168,900(1)                  5.52%

Tontine Partners, LP
55 Railroad Avenue 3rd Floor
Greenwich, CT  06830-6378                          170,650(2)                  5.58%

(1) Based on Schedule 13F filed as of December 31, 2004.

(2) Based on Schedule 13F filed as of December 31, 2004.

2005 ANNUAL MEETING

      Any stockholder who intends to present a proposal (a "Proponent") at the 2006 Annual Meeting of Stockholders must submit the proposal in writing to the Company on or before November 15, 2005, in order for the proposal to be eligible for inclusion in the Company's proxy statement and form of proxy for that meeting. In addition, pursuant to Rule 14a-4 of Regulation 14A under the Securities Exchange Act of 1934 and the Company's Bylaws, a stockholder must follow certain procedures to nominate persons for Director or to introduce an item of business at an Annual Meeting of Stockholders. The nomination or proposed item must be delivered to, or mailed to, and received no later than the close of business on the 120th day, nor earlier than the close of business on the 150th day, prior to the anniversary of the mailing date of the proxy statement for the preceding year's annual meeting. The Chairman of the meeting may refuse to allow the transaction of any business not presented beforehand, or to acknowledge the nomination of any person not made in compliance with the following procedures:

PROPOSED ITEM OF BUSINESS

      If the notice is regarding a proposed item of business, such stockholder's notice to the Secretary of the Company must contain the following information:

      As to any business the stockholder proposes to bring before the annual meeting,

       -     a brief description of the business desired to be brought;

       -     the reasons for conducting such business at the annual meeting;

       - any material interest of the stockholder in such business; and the beneficial owner, if any, on whose behalf the proposal is made;

       - the name and address of both the stockholder and the beneficial owner; and

       - the class and number of shares of the Company's capital stock that are owned beneficially and of record by the stockholder and the beneficial owner.

NOMINATION OF DIRECTOR

      If the notice is regarding the nomination of a person for Director, such stockholder's notice to the Secretary of the Company must contain the following information:

      As to each person whom the stockholder proposes to nominate for election as a Director,

       -    name, age, business address and residential address;

       -    principal occupation or employment;

       - class and number of shares of Company stock beneficially owned on the date of the notice; and

       - any other information relating to the nominee that would be required to be disclosed on Schedule 13D under the Securities and Exchange Act of 1934.

      As to the stockholder giving the notice,

       - name and address of stockholder, and name, business and residential address of any other beneficial stockholders known by the stockholder to support the nominee; and

       - class and number of shares of Company stock owned by the stockholder on the date of the notice, and the number of shares beneficially owned by other record or beneficial stockholders known by the stockholder to be supporting the nominee.

OTHER MATTERS

      Management of the Company does not intend to present any other matters for action at the annual meeting and has not been informed that other persons intend to present any other matters for action at the meeting. However, if any other matters should properly come before the meeting, the persons named in the accompanying proxy intend to vote thereon, pursuant to the proxy, in accordance with the recommendation of the Management of the Company.

                                        By Order of the Board of Directors,

                                        /s/ Lou Ann Birkey
                                        Lou Ann Birkey
                                        Vice President - Investor Relations
                                        and Corporate Secretary

March 15, 2005

                                [PRINCETON LOGO]

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                       FOR ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 26, 2005
                  - PLEASE VOTE, SIGN, AND RETURN IMMEDIATELY -

      The undersigned hereby appoints Messrs. Lawrence DeVore, Roger Swan and John Isaacson, or any of them, as the attorneys and proxies of the undersigned, with full power of substitution, to represent and vote all shares of common stock of Princeton National Bancorp, Inc. (the "Company"), standing in the name of the undersigned at the close of business on February 28, 2005, at the Annual Meeting of Shareholders of the Company to be held at The Galleria, 1659 North Main Street, Princeton, Illinois, at 10:00 a.m., on Tuesday, April 26, 2005 or at any adjournment or postponement thereof, with all the powers that the undersigned would possess if personally present, on all matters coming before said meeting, as follows:

(1)   Election of directors

      [ ] I/We vote FOR all nominees listed       [ ] I/We WITHHOLD AUTHORITY to
          below (other than any nominee whose         vote for all nominees
          name has been lined out).                   listed below.

                            CLASS I DIRECTORS (2008)
                                 Donald E. Grubb
                                Ervin I. Pietsch
                                 Craig O. Wesner

      YOU MAY WITHHOLD AUTHORITY TO VOTE FOR ANY OF THE ABOVE-NAMED NOMINEES BY LINING OUT THAT NOMINEE'S NAME.

(2) In their discretion, upon such other matters as may properly come before the Annual Meeting.

      This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR the nominees listed above.

      Please vote, date and sign this proxy and return it in the enclosed envelope. When signing as an executor, administrator, trustee, guardian, custodian, corporate officer or in any capacity other than individually, give your full title as such. If stock is held jointly, each joint owner should sign this proxy.

                                     ___________________________________________
                                                     (Date)

                                     ___________________________________________
                                             (Shareholder's Signature)

                                     ___________________________________________
                                       (CAPACITY, IF OTHER THAN INDIVIDUALLY)

                                     ___________________________________________
                                             (Shareholder's Signature)

                                     ___________________________________________
                                       (CAPACITY, IF OTHER THAN INDIVIDUALLY)

The signer hereby revokes all proxies previously given, if any, by the signer to vote at the meeting or any adjournment of the meeting.